FB Financial Corporation Reports Solid 2019 Fourth Quarter Results
Reported diluted EPS of $0.68 with ROAA of 1.39% and ROATCE of 14.9%
Adjusted diluted EPS of $0.70, up 27.3% over Q4 2018, with ROAA of 1.42% and ROATCE of 15.2%

Separately Announced Strategic Merger with Franklin Financial Network, Inc.
NASHVILLE, TENNESSEE--(BUSINESS WIRE)--January 21, 2020--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $21.6 million, or $0.68 per diluted common share, for the fourth quarter of 2019, compared to net income of $17.0 million, or $0.54 per diluted common share, for the fourth quarter of 2018. On an adjusted basis, excluding merger expenses, net income per diluted common share was $0.70 for the fourth quarter of 2019 compared to $0.55 for the fourth quarter of 2018.
The Company reported net income of $83.8 million, or $2.65 per diluted common share, for the year ended December 31, 2019, compared to net income of $80.2 million, or $2.55 per diluted common share, for the year ended December 31, 2018. On an adjusted basis, excluding merger and mortgage restructuring expenses, net income per diluted common share was $2.83 for the year ended December 31, 2019, compared to $2.61 in 2018, representing an 8.43% increase.
President and Chief Executive Officer, Christopher T. Holmes stated, “Our fourth quarter results reflect the continued execution by our team and the strength of our markets. Our growth is a direct result of our continued focus on our customers across all of our markets. In addition to the solid 5.87% loan growth, the team produced strong adjusted returns on average assets of 1.42% and average tangible common equity of 15.2% for the quarter.”

Holmes further commented, “During the year, we completed the mortgage restructuring, completed the Atlantic Capital branch acquisition, and announced the merger with Farmers National Bank of Scottsville (KY). In addition to these milestone accomplishments, we had impressive organic growth, top tier profitability, good growth in tangible book value and energized associates. We are extremely excited about the future and have strong momentum as we head into 2020, including our announcement today of our proposed merger with Franklin Financial Network, Inc.”

Performance Summary

	2019		2018	Annualized
(dollars in thousands, expect per share data)	Fourth Quarter	Third Quarter	Fourth Quarter	4Q19 / 3Q19 % Change	4Q19 / 4Q18 % Change
Balance Sheet Highlights
Investment securities	$691,676	$671,781	$658,805	11.7%	4.99%
Loans - held for sale	262,518	305,493	278,815	(55.8)%	(5.85)%
Loans - held for investment (HFI)	4,409,642	4,345,344	3,667,511	5.87%	20.2%
Allowance for loan losses	31,139	31,464	28,932	(4.10)%	7.63%
Total assets	6,124,921	6,088,895	5,136,764	2.35%	19.2%
Customer deposits	4,914,587	4,896,327	4,068,610	1.48%	20.8%
Brokered and internet time deposits	20,351	25,436	103,107	(79.3)%	(80.3)%
Total deposits	4,934,938	4,921,763	4,171,717	1.06%	18.3%
Borrowings	304,675	307,129	227,776	(3.17)%	33.8%
Total shareholders' equity	762,329	744,835	671,857	9.32%	13.5%
Tangible book value per share*	$18.55	$18.03	$17.02
Tangible common equity to tangible assets*	9.69%	9.45%	10.5%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the
      Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release
      Presentation issued January 21, 2020 for a reconciliation and discussion of this non-GAAP measure.

FB Financial Corporation
2019 Fourth Quarter Results

	2019		2018
(dollars in thousands, except share data)	Fourth Quarter	Third Quarter	Fourth Quarter
Results of operations
Net interest income	$57,692	$58,305	$51,367
NIM	4.12%	4.28%	4.50%
Provision for loan losses	$2,950	$1,831	$2,200
Net charge-off ratio	0.30%	0.05%	0.06%
Noninterest income	$35,234	$38,145	$27,249
Mortgage banking income	$26,176	$29,193	$18,997
Total revenue	$92,926	$96,450	$78,616
Noninterest expenses	$62,686	$62,935	$53,736
Merger and mortgage restructuring expenses	$686	$407	$401
Efficiency ratio	67.5%	65.3%	68.4%
Core efficiency ratio*	66.5%	64.5%	67.5%
Pre-tax income	$27,290	$31,684	$22,680
Total mortgage banking pre-tax contribution (loss), adjusted*	$3,010	$5,375	$(1,784)
Net income	$21,572	$23,966	$17,040
Diluted earnings per share	$0.68	$0.76	$0.54
Effective tax rate	21.0%	24.4%	24.9%
Net income, adjusted*	$22,079	$24,267	$17,336
Diluted earnings per share, adjusted*	$0.70	$0.77	$0.55
Weighted average number of shares outstanding- fully diluted	31,470,565	31,425,573	31,344,949
Actual shares outstanding - period end	31,034,315	30,927,664	30,724,532
Returns on average:
Assets ("ROAA")	1.39%	1.59%	1.35%
Adjusted*	1.42%	1.61%	1.37%
Equity ("ROAE")	11.2%	13.0%	10.3%
Tangible common equity ("ROATCE")*	14.9%	17.5%	13.3%
Adjusted*	15.2%	17.7%	13.5%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation issued January 21, 2020, for a reconciliation and discussion of this non-GAAP measure.

Balanced Growth
The Company grew loans (HFI) by $64.3 million to $4.41 billion during the fourth quarter of 2019, or 5.87% annualized, while average loans (HFI) increased 7.14% annualized from last quarter. Year over year loan growth was 20.2%, or 10.0% organically. Contractual loan yields decreased from 5.50% in the third quarter to 5.27% in the fourth quarter, reflecting the impact of the lower interest rate environment.
During the fourth quarter of 2019, the Company grew deposits to $4.93 billion, despite a $104.1 million decrease in mortgage escrow and wholesale/other deposits. The Company reduced its cost of deposits to 1.02% from 1.11% in the third quarter of 2019. Loans (HFI) to deposits increased to 89.4% this quarter from 88.3% last quarter.
The Company’s net interest income for the quarter was $57.7 million, representing a decrease from $58.3 million last quarter and an increase from $51.4 million for the fourth quarter of 2018. The Company’s net interest margin (“NIM”) was 4.12% for the fourth quarter of 2019, compared to 4.28% and 4.50% for the third quarter of 2019 and the fourth quarter of 2018, respectively. Accretion related to purchased loans and nonaccrual interest contributed 21 basis points to the NIM in the fourth quarter of 2019 compared to 16 and 17 basis points for the third quarter of 2019 and the fourth quarter of 2018, respectively. Overall, the NIM for the fourth quarter of 2019 was impacted by a 26 basis point decline in the yield on interest-earning assets offset by a 12 basis point decline in the rate on interest-bearing liabilities over last quarter.
James R. Gordon, Chief Financial Officer, commented, “Our margin declined as expected given the rate cuts in the third and fourth quarters. We believe the margin will stabilize over the first half of 2020 and are optimistic that we could see the margin begin to expand in the second half of 2020 as we opportunistically reprice deposits.”
Noninterest Income Benefits from Interest Rate Environment
During the quarter, the Company produced unseasonably strong results from the mortgage business driven by the lower interest rate environment. Noninterest income was $35.2 million for the fourth quarter of 2019, compared to $38.1 million for the third quarter of 2019 and $27.2 million for the fourth quarter of 2018. Mortgage banking income was $26.2 million for the fourth quarter of 2019, compared to $29.2 million for the third quarter of 2019 and $19.0 million for the fourth quarter of 2018.

FB Financial Corporation
2019 Fourth Quarter Results

Interest rate lock commitment volume totaled $1.08 billion in the fourth quarter of 2019 compared to $1.64 billion in the third quarter of 2019 and $1.31 billion in the fourth quarter of 2018.
During the fourth quarter of 2019, the Company’s total mortgage pre-tax direct contribution was $3.0 million. This compares to the $5.4 million contribution, excluding mortgage restructuring expense of $0.1 million, in the third quarter of 2019 and a loss of $1.8 million in the fourth quarter of 2018.
Holmes commented, “Our mortgage operations are benefiting from the current interest rate environment and the strategic restructuring of the origination channels in the first half of 2019. We are comfortable with the operations at these levels and look forward to 2020.”
Noninterest Expenses
Noninterest expense was $62.7 million for the fourth quarter of 2019, compared to $62.9 million for the third quarter of 2019 and $53.7 million for the fourth quarter of 2018. On an adjusted basis, noninterest expense was $62.0 million for the fourth quarter of 2019 and $62.5 million for the third quarter of 2019.
Gordon noted, “Noninterest expenses reflect our disciplined and thoughtful approach as we continue balancing profitability with investing in our teams and infrastructure.”
Asset Quality
During the fourth quarter of 2019, the Company recognized a provision for loan losses of $3.0 million, reflecting loan growth, renewals of previously acquired loans, and net charge-offs of 0.30% of average loans. The Company's nonperforming assets increased at December 31, 2019 to 0.77% of total assets compared to 0.62% at September 30, 2019. Nonperforming loans were 0.60% of loans held for investment at December 31, 2019, compared to 0.47% at September 30, 2019.
Holmes commented, “During the quarter we experienced charge-offs of $3.6 million, largely related to a single credit that accounted for $2.6 million of the total. The remaining balance of the credit of $1.6 million was placed on nonaccrual, contributing to an increase in the balance of nonaccrual loans. The credit referenced is an isolated occurrence related to specific events with a single borrower. The underlying credit trends of our loan portfolio remain strong and we continue to see overall strengths in our markets.”
Capital Well Positioned
“Our earnings continue to provide capital for growth and the capability to continue our dividend strategy. Our current level of tangible common equity at 9.7% of tangible assets and our simple capital structure of common equity and minimal trust preferred securities, positions us well and gives us multiple capital options to take advantage of future opportunities. We remain focused on delivering strong equity returns with a 15.4% adjusted return on average tangible common equity this year, driving a 8.99% increase in tangible book value per share from last year to $18.55 at year end,” commented Gordon.
Summary
Holmes further commented, “Our results reflect the hard work of our team in balancing growth and profitability during a quarter that saw interest rates decrease. We are proud of our team and our results and look forward to a prosperous 2020.”
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the company’s financial results, and the announced merger with Franklin Financial Network, Inc. at 5:00 p.m. CT on Tuesday, January 21, 2020, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/32670. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 68 full-service bank branches across Tennessee, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $6.1 billion in total assets.

FB Financial Corporation
2019 Fourth Quarter Results

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	James R. Gordon
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	jgordon@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on January 21, 2020.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the proposed merger with Franklin Financial Network, Inc. (“Franklin”) (the “Franklin merger”) and of the proposed merger with FNB Financial Corp. (“FNB”) (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized, (2) disruption from the mergers with customer, supplier, or employee relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Franklin, (4) the failure to obtain necessary regulatory approvals for the Franklin merger, (5) the failure to obtain the approval of FB Financial and Franklin’s shareholders in connection with the Franklin merger, (6) the possibility that the costs, fees, expenses, and charges related to the mergers may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the Franklin merger to be satisfied, (8) the risks related to the integrations of the combined businesses following the mergers, including the risk that the integrations will be materially delayed or will be more costly or difficult than expected, (9) the diversion of management time on issues related to the mergers, (10) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the mergers, (11) the risks associated with FB Financial’s pursuit of future acquisitions, (12) the risk of expansion into new geographic or product markets, (13) reputational risk and the reaction of the parties’ respective customers to the mergers, (14) FB Financial’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (15) the risk of potential litigation or regulatory action related to the Franklin merger, and (16) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”).

FB Financial Corporation
2019 Fourth Quarter Results

Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company.

FB Financial qualifies all forward-looking statements by these cautionary statements.

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS
In connection with the proposed merger with Franklin, FB Financial will file a registration statement on Form S-4 with the SEC. The registration statement will contain the joint proxy statement of Franklin and FB Financial to be sent to the FB Financial and Franklin shareholders seeking their approvals in connection with the merger and the issuance of FB Financial common stock in the merger. The registration statement will also contain the prospectus of FB Financial to register the shares of FB Financial common stock to be issued in connection with the merger. A definitive joint proxy statement/prospectus will also be provided to FB Financial and Franklin shareholders as required by applicable law. Investors and shareholders are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, as well as any other relevant documents filed by FB Financial and Franklin with the SEC, including any amendments or supplements to the registration statement and other documents filed with the SEC, because they will contain important information about the Franklin merger, Franklin, and FB Financial. The registration statement and other documents filed with the SEC may be obtained for free on the SEC’s website (www.sec.gov). The definitive proxy statement/prospectus will also be made available for free by contacting FB Financial Corporation Investor Relations at (615) 564-1212 or investors@firstbankonline.com, or by contacting Franklin Investor Relations at (615) 236-8327 or investors@franklinsynergy.com. This press release does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
PARTICIPANTS IN THE SOLICITATION
FB Financial, Franklin, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FB Financial and Franklin shareholders in connection with the proposed Franklin merger under the rules of the SEC. Information about the directors and executive officers of FB Financial may be found in the definitive proxy statement for FB Financial’s 2019 annual meeting of shareholders, filed with the SEC by FB Financial on April 16, 2019, and other documents subsequently filed by FB Financial with the SEC. Information about the directors and executive officers of Franklin may be found in the definitive proxy statement for Franklin’s 2019 annual meeting of shareholders, filed with the SEC by Franklin on April 12, 2019, and other documents subsequently filed by Franklin with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available. Free copies of these documents may be obtained as described in the paragraph above.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average assets and equity and core total revenue.  Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. The corresponding Supplemental Financial Information and Earnings Release Presentation also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity and adjusted return on average tangible common equity.  Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

FB Financial Corporation
2019 Fourth Quarter Results

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued January 21, 2020, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

FB Financial Corporation
2019 Fourth Quarter Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2019		2018
	Fourth Quarter	Third Quarter	Fourth Quarter
Statement of Income Data
Total interest income	$71,643	$73,242	$63,068
Total interest expense	13,951	14,937	11,701
Net interest income	57,692	58,305	51,367
Provision for loan losses	2,950	1,831	2,200
Total noninterest income	35,234	38,145	27,249
Total noninterest expense	62,686	62,935	53,736
Net income before income taxes	27,290	31,684	22,680
Income tax expense	5,718	7,718	5,640
Net income	$21,572	$23,966	$17,040
Net interest income (tax—equivalent basis)	$58,212	$58,769	$51,799
Net income, adjusted*	$22,079	$24,267	$17,336
Per Common Share
Diluted net income	$0.68	$0.76	$0.54
Diluted net income, adjusted*	0.70	0.77	0.55
Book value	24.56	24.08	21.87
Tangible book value*	18.55	18.03	17.02
Weighted average number of shares outstanding- fully diluted	31,470,565	31,425,573	31,344,949
Period-end number of shares	31,034,315	30,927,664	30,724,532
Selected Balance Sheet Data
Cash and cash equivalents	$232,681	$242,997	$125,356
Loans held for investment (HFI)	4,409,642	4,345,344	3,667,511
Allowance for loan losses	(31,139)	(31,464)	(28,932)
Loans held for sale	262,518	305,493	278,815
Investment securities, at fair value	691,676	671,781	658,805
Other real estate owned, net	18,939	16,076	12,643
Total assets	6,124,921	6,088,895	5,136,764
Customer deposits	4,914,587	4,896,327	4,068,610
Brokered and internet time deposits	20,351	25,436	103,107
Total deposits	4,934,938	4,921,763	4,171,717
Borrowings	304,675	307,129	227,776
Total shareholders' equity	762,329	744,835	671,857
Selected Ratios
Return on average:
Assets	1.39%	1.59%	1.35%
Shareholders' equity	11.2%	13.0%	10.3%
Tangible common equity*	14.9%	17.5%	13.3%
Average shareholders' equity to average assets	12.4%	12.2%	13.2%
Net interest margin (NIM) (tax-equivalent basis)	4.12%	4.28%	4.50%
Efficiency ratio (GAAP)	67.5%	65.3%	68.4%
Core efficiency ratio (tax-equivalent basis)*	66.5%	64.5%	67.5%
Loans HFI to deposit ratio	89.4%	88.3%	87.9%
Total loans to deposit ratio	94.7%	94.5%	94.6%
Yield on interest-earning assets	5.11%	5.37%	5.52%
Cost of interest-bearing liabilities	1.38%	1.50%	1.40%
Cost of total deposits	1.02%	1.11%	1.03%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans HFI	0.71%	0.72%	0.79%
Net charge-offs as a percentage of average loans HFI	0.30%	0.05%	0.06%
Nonperforming loans HFI as a percentage of total loans HFI	0.60%	0.47%	0.46%
Nonperforming assets as a percentage of total assets	0.77%	0.62%	0.61%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	12.4%	12.2%	13.1%
Tangible common equity to tangible assets*	9.69%	9.45%	10.5%
Tier 1 capital (to average assets)	10.1%	10.1%	11.4%
Tier 1 capital (to risk-weighted assets)	11.6%	11.3%	12.4%
Total capital (to risk-weighted assets)	12.2%	12.0%	13.0%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	11.1%	10.8%	11.7%
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

FB Financial Corporation
2019 Fourth Quarter Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Net income, adjusted	Fourth Quarter	Third Quarter	Fourth Quarter
Pre-tax net income	$27,290	$31,684	$22,680
Plus merger and mortgage restructuring expenses	686	407	401
Pre-tax net income, adjusted	$27,976	$32,091	$23,081
Income tax expense, adjusted	5,897	7,824	5,745
Net income, adjusted	$22,079	$24,267	$17,336
Weighted average common shares outstanding- fully diluted	31,470,565	31,425,573	31,344,949
Diluted earnings per share, adjusted
Diluted earnings per common share	$0.68	$0.76	$0.54
Plus merger and mortgage restructuring expenses	0.02	0.01	0.01
Less tax effect	—	—	—
Diluted earnings per share, adjusted	$0.70	$0.77	$0.55

Net income, adjusted	2019	2018	2017
Pre-tax net income	$109,539	$105,854	$73,485
Plus merger, offering, and mortgage restructuring expenses	7,380	2,265	19,034
Pre tax net income, adjusted	116,919	108,119	92,519
Income tax expense, adjusted	27,648	26,034	34,749
Net income, adjusted	$89,271	$82,085	$57,770
Weighted average common shares outstanding- fully diluted	31,402,897	31,314,981	28,207,602

Diluted earnings per share, adjusted
Diluted earning per share	$2.65	$2.55	$1.86
Plus merger, offering, and mortgage restructuring expenses	0.24	0.07	0.67
Less tax effect and benefit of enacted tax laws	0.06	0.01	0.48
Diluted earnings per share, adjusted	$2.83	$2.61	$2.05

	2019		2018
Core efficiency ratio (tax-equivalent basis)	Fourth Quarter	Third Quarter	Fourth Quarter
Total noninterest expense	$62,686	$62,935	$53,736
Less merger and mortgage restructuring expenses	686	407	401
Core noninterest expense	$62,000	$62,528	$53,335
Net interest income (tax-equivalent basis)	$58,212	$58,769	$51,799
Total noninterest income	35,234	38,145	27,249
Less gain (loss) on sales or write-downs of other real estate owned and other assets	277	(82)	33
Less loss from securities, net	(18)	(20)	—
Core noninterest income	34,975	38,247	27,216
Core revenue	$93,187	$97,016	$79,015
Efficiency ratio (GAAP)(a)	67.5%	65.3%	68.4%
Core efficiency ratio (tax-equivalent basis)	66.5%	64.5%	67.5%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

FB Financial Corporation
2019 Fourth Quarter Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Banking segment core efficiency ratio (tax equivalent)	Fourth Quarter	Third Quarter	Fourth Quarter
Core consolidated noninterest expense	$62,000	$62,528	$53,335
Less Mortgage segment core noninterest expense	14,956	15,686	16,262
Core Banking segment noninterest expense	$47,044	$46,842	$37,073
Core revenue	$93,187	$97,016	$79,015
Less Mortgage segment total revenue	16,193	18,455	13,979
Core Banking segment total revenue	$76,994	$78,561	$65,036
Banking segment core efficiency ratio (tax-equivalent basis)	61.1%	59.6%	57.0%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$14,956	$15,798	$16,262
Less mortgage restructuring expense	—	112	—
Core Mortgage segment noninterest expense	$14,956	15,686	16,262
Mortgage segment total revenue	$16,193	18,455	13,979
Mortgage segment core efficiency ratio (tax-equivalent basis)	92.4%	85.0%	N/A

	2019		2018
Mortgage contribution, adjusted	Fourth Quarter	Third Quarter	Fourth Quarter
Mortgage segment pre-tax net contribution	$1,237	$2,657	$(2,283)
Retail footprint:
Mortgage banking income	9,899	10,693	5,041
Mortgage banking expenses	8,126	8,087	4,542
Retail footprint pre-tax net contribution	1,773	2,606	499
Total mortgage banking pre-tax net contribution	$3,010	$5,263	$(1,784)
Plus mortgage restructuring expense	—	112	—
Total mortgage banking pre-tax net contribution, adjusted	$3,010	$5,375	$(1,784)
Pre-tax net income	$27,290	$31,684	$22,680
% total mortgage banking pre-tax net contribution	11.0%	16.6%	NM
Pre-tax net income, adjusted	$27,976	$32,091	$23,081
% total mortgage banking pre-tax net contribution, adjusted	10.8%	16.7%	NM

	2019		2018
Tangible assets and equity	Fourth Quarter	Third Quarter	Fourth Quarter
Tangible Assets
Total assets	$6,124,921	$6,088,895	$5,136,764
Less goodwill	169,051	168,486	137,190
Less intangibles, net	17,589	18,748	11,628
Tangible assets	$5,938,281	$5,901,661	$4,987,946
Tangible Common Equity
Total shareholders' equity	$762,329	$744,835	$671,857
Less goodwill	169,051	168,486	137,190
Less intangibles, net	17,589	18,748	11,628
Tangible common equity	$575,689	$557,601	$523,039
Common shares outstanding	31,034,315	30,927,664	30,724,532
Book value per common share	$24.56	$24.08	$21.87
Tangible book value per common share	$18.55	$18.03	$17.02
Total shareholders' equity to total assets	12.4%	12.2%	13.1%
Tangible common equity to tangible assets	9.69%	9.45%	10.5%

FB Financial Corporation
2019 Fourth Quarter Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Return on average tangible common equity	Fourth Quarter	Third Quarter	Fourth Quarter
Total average shareholders' equity	$761,949	$731,701	$659,050
Less average goodwill	168,492	168,486	137,190
Less average intangibles, net	18,242	19,523	12,016
Average tangible common equity	$575,215	$543,692	$509,845
Net income	$21,572	$23,966	$17,040
Return on average tangible common equity	14.9%	17.5%	13.3%

	2019		2018
Return on average tangible common equity, adjusted	Fourth Quarter	Third Quarter	Fourth Quarter
Average tangible common equity	$575,215	$543,692	$509,845
Net income, adjusted	22,079	24,267	17,336
Return on average tangible common equity, adjusted	15.2%	17.7%	13.5%

Return on average tangible common equity	2019	2018	2017
Total average shareholders' equity	$723,494	$629,922	$466,219
Less average goodwill	160,587	137,190	84,997
Less average intangibles, net	17,236	12,815	8,047
Average tangible common equity	$545,671	$479,917	$373,175
Net income	83,814	80,236	52,398
Return on average tangible common equity	15.4%	16.7%	14.0%

Return on average tangible common equity, adjusted	2019	2018	2017
Average tangible common equity	$545,671	$479,917	$373,175
Net income, adjusted	89,271	82,085	57,770
Return on average tangible common equity, adjusted	16.4%	17.1%	15.5%

	2019		2018
Return on average assets and equity, adjusted	Fourth Quarter	Third Quarter	Fourth Quarter
Net income	$21,572	$23,966	$17,040
Average assets	6,157,931	5,988,572	5,005,158
Average equity	761,949	731,701	659,050
Return on average assets	1.39%	1.59%	1.35%
Return on average equity	11.2%	13.0%	10.3%
Net income, adjusted	$22,079	$24,267	$17,336
Return on average assets, adjusted	1.42%	1.61%	1.37%
Return on average equity, adjusted	11.5%	13.2%	10.4%

Return on average assets and equity, adjusted	2019	2018	2017
Net income	$83,814	$80,236	$52,398
Average assets	5,777,672	4,844,865	3,811,158
Average equity	723,494	629,922	466,219
Return on average assets	1.45%	1.66%	1.37%
Return on average equity	11.6%	12.7%	11.2%
Net income, adjusted	$89,271	$82,085	$57,770
Return on average assets, adjusted	1.55%	1.69%	1.52%
Return on average equity, adjusted	12.3%	13.0%	12.4%